SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 7, 1998


                        FRONTEER FINANCIAL HOLDINGS, LTD.
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             (Exact name of registrant as specified in its charter)



     Colorado                           0-17637                 45-0411501
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(State or other jurisdiction       (Commission File No.)    (I.R.S. Employer
  of incorporation)                                          Identification No.)


1700 Lincoln Street, 32nd Floor, Denver, Colorado                  80203
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   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number including area code: (303) 860-1700



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Item 5.  OTHER EVENTS.

     On October 7, 1998, Fronteer Development Finance, Inc. ("Fronteer Development"), a partially owned subsidiary of the Company, Heng Fung Finance Company Limited ("Heng Fung Finance"), a Hong Kong corporation and a wholly owned subsidiary of Heng Fung Holdings Company Limited, a beneficial 71% shareholder of the Company, and Global Med Technologies, Inc. ("Global"), a Colorado corporation, entered into an agreement whereby Fronteer Development purchased, Heng Fung Finance sold and Global consented to the sale of $1,000,000 principal amount of loans made by Heng Fung Finance to Global along with a warrant to purchase an aggregate of 4,000,000 shares of Global's common stock. Fronteer Development paid Heng Fung Finance $1,100,000 for the loans and warrants. The loans and warrant purchased by Fronteer Development were a portion of loans and warrants given pursuant to a loan commitment described in the Company's Current Report on Form 8-K dated April 14, 1998.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements.

                  None.

         (b)  Pro Forma Financial Information.

                  None.

         (c)  Exhibits.

               10.1 Loan and Warrant Purchase and Sale Agreement by and between Heng Fung Finance Company Limited, Fronteer Development Finance, Inc. and Global Med Technologies, Inc. dated October 7, 1998.













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




                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 12, 1998



                                        FRONTEER FINANCIAL HOLDINGS, LTD.



                                        By: /s/ Gary L. Cook
                                           ------------------------------
                                           Gary L. Cook,
                                           Treasurer and Chief Financial Officer














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                                  EXHIBIT INDEX

Exhibit             Description
-------             -----------

10.1 Loan and Warrant Purchase and Sale Agreement by and between Heng Fung Finance Company Limited, Fronteer Development
                    Finance, Inc. and Global Med Technologies, Inc. dated October 7, 1998.























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